UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒           Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CAMBRIA ETF TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cambria ETF Trust

3300 Highland Avenue

Manhattan Beach, California 90266

Supplement dated September 7, 2023, to the Proxy Statement dated June 22, 2023

Cambria ETF Trust (the “Trust”) filed a definitive proxy statement (the “Proxy Statement”) on June 16, 2023 with respect to each series of the Trust (each, a “Fund” and, collectively, the “Funds”) to inform Fund shareholders of record of a special meeting of Fund shareholders at which they would be asked to (1) elect new independent trustees to the Trust’s Board of Trustees (the “Board”); (2) approve a new investment sub-advisory agreement between Cambria Investment Management, L.P. (“Cambria” or the “Adviser”) and Toroso Investments, LLC (“Toroso” or the “Sub-Adviser”) with respect to each Fund; and (3) approve a manager of managers arrangement for each Fund that would grant Cambria, subject to prior approval by the Board, greater flexibility to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of a Fund’s shareholders.

This Supplement to the Proxy Statement (the “Supplement”) is being released on or about September 7, 2023, and the Supplement should be read in conjunction with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. In order to avoid the added cost of follow-up solicitations and possible adjournments, please read the Proxy Statement carefully and vote your shares today.

Effective as of September 5, 2023, Morrow Sodali Fund Solutions (“MSFS”) serves as proxy solicitor to the Funds with respect to the Proxy Statement. Accordingly, all references to the Funds’ previous proxy solicitor, Broadridge Financial Solutions, Inc., are hereby deleted in their entirety and replaced by references to MSFS. MSFS is available to assist Fund shareholders with voting and respond to questions related to the Proxy Statement on weekdays from 10:00 a.m. to 11:00 p.m. Eastern Time at 1-833-590-4646.

In addition, the following disclosure has been added to the end of the paragraph in the section of the Proxy Statement titled “Method and Cost of Proxy Solicitation”:

Effective September 5, 2023, the Trust retained Morrow Sodali Fund Solutions, a professional proxy solicitor (“MSFS”), to provide proxy solicitation services for the Funds for an estimated fee of approximately $150,000 to $250,000, plus out-of-pocket expenses. Pursuant to this arrangement, MSFS has replaced Broadridge as the Funds’ proxy solicitor and has agreed to contact shareholders, banks, brokers, and proxy intermediaries to secure votes on the outstanding Proposals.

As noted in the Proxy Statement, Toroso will pay the costs of the shareholder meeting and the expenses incurred in connection with the solicitation of proxies for the Funds up to $500,000, and Cambria will pay any such costs and expenses that exceed $500,000.